Exhibit 99.2

FIRM I.D. 43948

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
COUNTY DEPARTMENT, CHANCERY DIVISION

iPCS Wireless, Inc., a Delaware corporation, Horizon Personal Communications, Inc., an Ohio corporation, and Bright Personal Communications Services, LLC, an Ohio limited liability company,

Plaintiffs,

v.

Sprint Nextel Corporation, a Kansas corporation, WirelessCo L.P., a Delaware limited partnership, Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas Corporation, and Sprint Communications Company, L.P., a Delaware limited partnership,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 09 CH 32574

COMPLAINT

Plaintiffs iPCS Wireless, Inc. (“iPCS Wireless”), Horizon Personal Communications, Inc., and Bright Personal Communications Services, L.L.C. (collectively, “Affiliates”) complain against defendants Sprint Nextel Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc. and Sprint Communications Company, L.P. (collectively, “Sprint”) as follows:

INTRODUCTION

1.                                       The Affiliates bring this action to redress and enjoin (i) Sprint’s latest breach of its contracts with the Affiliates and (ii) Sprint’s latest attempt to evade a judgment of this Court that has been affirmed by the Appellate Court.  The Affiliates seek to protect contractual rights that they bargained for and received pursuant to long-term written contracts with Sprint — and to protect their very business lives from Sprint’s attempt to turn against them.  At Sprint’s direction, the Affiliates invested hundreds of millions of dollars to expand Sprint’s wireless communications network in the Affiliates’ exclusive territories, and they have financed, owned, operated and managed Sprint’s wireless network and business in those territories.  The Affiliates made these enormous investments in reliance on promises by Sprint that they would be “Sprint” in their territories and that Sprint would not compete against the Affiliates in their territories.  Sprint assured the Affiliates that they would receive the full benefits of being part of the Sprint network, including benefits from new product development.  Plaintiffs are “Affiliates” of Sprint, and their entire businesses depend on their relationship with Sprint.

2.                                       The essence of the parties’ bargain was that the Affiliates would, in effect, be Sprint in their assigned exclusive areas, and that Sprint would accordingly not compete against the Affiliates in those areas.  Sprint’s promises were memorialized in the written agreements between the parties, and are a basic tenet of the covenant of good faith that is implied (and expressly reiterated) in those agreements.

3.                                       This is now the third time in four years that Sprint has attempted to unlawfully compete against and cannibalize its own Affiliates.  In 2005, Sprint began to compete with the Affiliates and thus impair their contractual rights, by acquiring through a merger one of the Affiliates’ most significant competitors, Nextel Communications, Inc. (“Nextel”).  When the Affiliates sued Sprint, Sprint argued that its acquisition of Nextel, and its resulting competition against its Affiliates, did not violate the exclusivity provisions of the Affiliates’ agreements because the Affiliates’ exclusivity rights were limited to the 1900 Megahertz spectrum range (the frequency range presently used by the Affiliates and the Sprint nationwide network).  As a result,

Sprint claimed that it was free to compete with the Affiliates in their exclusive territories because the Nextel network operated in the 800 Megahertz spectrum range.

4.                                       However, after extensive briefing and a 25-day bench trial, this Court rejected Sprint’s theory and agreed with iPCS Wireless that its “management agreement” with Sprint did not permit Sprint to compete against its Affiliate iPCS Wireless in its exclusive territory using any frequency range, and entered judgment and a permanent injunction against Sprint.  Exhibits  A & B.  The Appellate Court of Illinois unanimously affirmed this Court’s judgment on March 31, 2008.  Exhibit C.  Sprint petitioned for leave to appeal to the Illinois Supreme Court on May 5, 2008, but that petition was denied on September 24, 2008, and denied again on reconsideration on November 12, 2008.  During and after these proceedings, Sprint has continued to compete against and harm iPCS Wireless.

5.                                       On May 7, 2008, Sprint announced a new plan to compete against its Affiliates.  Sprint entered into a transaction with Clearwire Corporation and other industry titans (“the Clearwire Transaction”) to establish and support a competing network and offer voice, data and other services for wireless phones and laptop computers — just as the Affiliates do.  Sprint owns a majority interest in that competing network.  The Affiliates filed suit in this Court on May 12, 2008 for declaratory and injunctive relief relating to implementation of the Clearwire Transaction.  iPCS Wireless, Inc., et al., v. Sprint Nextel Corporation, et al., No. 08 CH 17217.  Judge Pantle of this Court has already entered partial summary judgment in favor of iPCS Wireless in that case.

6.                                       This time around, Sprint plans once again to compete against its Affiliates and thus impair their contractual rights, by acquiring another competitor of the Affiliates, Virgin Mobile USA, Inc. (“Virgin Mobile”).  Virgin Mobile currently sells wireless communications services that use the 1900 MHz spectrum.  Virgin Mobile operates as a “reseller,” or in industry terms a “mobile virtual network operator” or “MVNO.”  Virgin Mobile does not own radio spectrum or any of the other components of network (e.g., cell cites, switches, or towers) necessary to provide wireless communications services to consumers.  Instead, as an MVNO, Virgin Mobile buys wireless services at a wholesale discount from Sprint and then “resells” these services at retail to the public under the Virgin Mobile brand.  In this manner, Virgin Mobile currently sells wireless communications services that use the nationwide Sprint network, including the Affiliates’ portions of that network in their exclusive territories.

7.                                       Upon consummation of the transaction at issue (“the Virgin Mobile Transaction”), Sprint will own 100 percent of Virgin Mobile.  Thus, Virgin Mobile will no longer be an MVNO that buys and then resells wireless communications services using Sprint’s network.  Instead, Virgin Mobile will be Sprint, and in economic reality Sprint will simply be selling its own services directly to the public, using its own network and the Affiliates’ portions of that network.  Any purported “sale” to Virgin Mobile would be illusory once Virgin Mobile is absorbed by Sprint, as Sprint cannot truly “sell” services to itself.  And because there can be no true “sale,” there can be no true “resale.”

8.                                       Thus, immediately upon the closing of the Virgin Mobile Transaction, Sprint will be offering wireless products and services that compete directly against products and services that the Affiliates offer in their exclusive territories, using the same radio frequency (1900 MHz) that the Affiliates’ networks presently use.  In fact, Sprint plans to use the Affiliates’ own networks — the networks the Affiliates spent several years and hundreds of millions of dollars developing and building in their exclusive territories — to compete against the Affiliates in their territories.

9.                                       Sprint’s consummation of the Virgin Mobile Transaction, and its plan to compete against its Affiliates in their exclusive territories, will breach the Affiliates’ Management Agreements.  The Affiliates have repeatedly asked Sprint to assure them that Sprint will abide by its promises of exclusivity and honor the Affiliates’ exclusive rights to sell Virgin Mobile products and services as Sprint PCS Products and Services.  Sprint has not provided any such assurances, forcing the Affiliates to seek judicial relief to prevent Sprint’s imminent breach.

10.                                 The Affiliates ask that this Court enforce their Agreements and prevent Sprint from evading this Court’s orders and destroying the Affiliates’ contract rights.

THE PARTIES

11.                                 Plaintiff iPCS Wireless, the successor in interest of Illinois PCS, L.L.C., is a Delaware corporation headquartered in Schaumburg, Illinois.

12.                                 Plaintiff Horizon Personal Communications, Inc. (“Horizon”) is an Ohio corporation headquartered in Schaumburg, Illinois.

13.                                 Plaintiff Bright Personal Communications Services, LLC (“Bright”) is an Ohio limited liability company headquartered in Schaumburg, Illinois.

14.                                 Plaintiffs are and, at all times relevant to the claims asserted herein have been, Sprint “Affiliates,” responsible for financing, owning, designing, constructing, operating, managing, maintaining, and upgrading Sprint’s wireless network in certain markets in the midwestern and eastern United States, including Illinois.  All three Affiliates are owned by a common parent, iPCS, Inc.

15.                                 Defendant Sprint Nextel Corporation is a Kansas corporation headquartered in Overland Park, Kansas.  Sprint Nextel Corporation is a global telecommunications company that, through a collection of subsidiary and affiliated entities, offers a broad range of communications products, including wireless personal communications services. Sprint Nextel Corporation’s wireless revenues for 2008 were approximately $30.4 billion.

16.                                 Defendant WirelessCo L.P. (“WirelessCo”) is a Delaware limited partnership affiliated with Sprint Nextel Corporation and headquartered in Overland Park, Kansas.

17.                                 Defendant Sprint Spectrum L.P. (“Sprint Spectrum”) is a Delaware limited partnership affiliated with Sprint Nextel Corporation and headquartered in Overland Park, Kansas.

18.                                 Defendant SprintCom Inc. (“SprintCom”) is a Kansas corporation headquartered in Overland Park, Kansas.

19.                                 Defendant Sprint Communications Company, L.P. (“Sprint Communications”) is a Delaware limited partnership affiliated with Sprint Nextel Corporation and headquartered in Overland Park, Kansas.

20.                                 Sprint Nextel Corporation, through WirelessCo, Sprint Spectrum, and SprintCom (among other entities), holds and controls, directly and indirectly, licenses to provide integrated voice and data services using wireless technology in a nationwide network, including licenses for the portions of the network financed, constructed, owned, operated, and managed by the Affiliates.

JURISDICTION AND VENUE

21.                                 Jurisdiction is proper pursuant to 735 ILCS 5/2-209(b)(4) in that all defendants are doing business in Illinois.  Each defendant has systematic and continuous contacts with this forum.  Jurisdiction is also proper pursuant to 735 ILCS 5/2-209(a)(1) and (7).  Venue is proper pursuant to 735 ILCS 5/2-101 because defendants are non-residents of this state and therefore this action can be brought in any county, and further, at least some part of the assets and operations covered by the transaction are located in this county.

FACTUAL BACKGROUND

The Affiliation Between Plaintiffs and Sprint

22.                                 As a result of a bidding process conducted by the Federal Communications Commission (“FCC”), Sprint obtained various licenses for the purpose of establishing a nationwide wireless network to offer voice and data services using wireless technology.  In essence, Sprint was authorized to use certain blocks or bands of frequencies of the radio “spectrum” for the transmission of voice and data throughout the United States.

23.                                 Like all similar wireless licenses, the various licenses granted to Sprint by the FCC were conditioned upon Sprint’s compliance with certain requirements established by the FCC.  Among other things, Sprint was required:  (a) to construct a communications network within five years of being granted the various licenses; and (b) to retain control over those portions of the spectrum licensed to Sprint for the duration of the license.

24.                                 Sprint developed a strategy for constructing and operating its network that would transfer much of the financial risk for such an undertaking to others — such as the Affiliates — while allowing Sprint to retain ultimate control over the operations and financial viability of the network.  Sprint decided that it would construct, operate, manage and maintain those portions of the network located in and around the largest metropolitan areas in the United States which had the greatest potential for return.  Sprint planned to enter (and did enter) into agreements with third-party “Affiliates,” such as Plaintiffs, who would (and did) bear the financial risk of constructing, operating, managing and maintaining portions of the network in the smaller markets and rural areas of the country where returns were less promising.

25.                                 While transferring to its Affiliates much of the financial risk of constructing and operating the vast majority of the network, Sprint retained substantial control over the business operation and financial performance of the Affiliates.  Among other things, Sprint:

•                  develops new technology requirements that in certain cases have to be met by the Affiliates for the continued operation and upgrade of their respective portions of the network;

•                  designs required pricing plans for wireless services offered by Affiliates to their respective customers, often referred to as subscribers, and has a contractual power to review and veto any different pricing plans that the Affiliates seek to offer;

•                  receives confidential and highly sensitive business information from the Affiliates, including information about the Affiliates’ marketing and promotional plans, their advertising plans, and the location of their cell sites, as well as customer names, addresses, phone numbers, usage, and pricing plans; and

•                  performs billing, customer care and collection, and other marketing support functions.

These broad powers provide Sprint with the opportunity to exercise substantial influence and control over the Affiliates.

The Parties’ Agreements

26.                                 iPCS Wireless.  Before Plaintiff iPCS Wireless became a Sprint Affiliate in 1999, it had no active business.  In fact, iPCS Wireless was created for the purpose of partnering with Sprint and expanding Sprint’s wireless network.

27.                                 iPCS Wireless’s predecessor in interest, Illinois PCS, L.L.C., and defendants WirelessCo, Sprint Spectrum, SprintCom and Sprint Communications entered into a Management Agreement with an effective date of January 22, 1999 (“iPCS Wireless Management Agreement”).  Copies of the iPCS Wireless Management Agreement and Schedule of Definitions are included as Exhibit D.

28.                                 There are ten addenda to the iPCS Wireless Management Agreement.  The most recent relevant addenda are Amended and Restated Addendum VIII (dated November 1, 2004) and Addendum X (dated March 3, 2008).  A copy of Addendum VIII is included as Exhibit E, and a copy of Addendum X is included as Exhibit F.

29.                                 iPCS Wireless’s service area consists of portions of Illinois, Iowa, Michigan, and Nebraska, along with small bordering areas in Indiana and Missouri (the “iPCS Wireless Service Area”).

30.                                 Horizon.  Effective June 8, 1998, Horizon and defendants SprintCom and Sprint Spectrum entered into a Sprint PCS Management Agreement (“the Horizon Management Agreement”).  Copies of the Horizon Management Agreement and Schedule of Definitions are included as Exhibit G.

31.                                 There are nine addenda to the Horizon Management Agreement.  The most recent pertinent addenda are Addendum VIII, dated March 16, 2005 (“Horizon Addendum VIII”), and Addendum IX, dated March 3, 2008 (“Horizon Addendum IX”).  A copy of Horizon Addendum VIII is included as Exhibit H, and a copy of Horizon Addendum IX is included as Exhibit I.  Horizon Addenda VIII and IX were executed by defendants SprintCom, Sprint Communications, Sprint Spectrum, and WirelessCo.

32.                                 Horizon, independent of Sprint, provided some wireless service beginning in 1997, but significantly expanded its business when it became a Sprint affiliate in 1998.  Horizon’s service area consists of portions of Ohio, West Virginia, Virginia, Maryland, Pennsylvania, Kentucky, New York and Tennessee (the “Horizon Service Area”).

33.                                 Bright.  Bright had no active wireless business before becoming a Sprint affiliate in 1999 and in fact was formed for the purpose of partnering with Sprint.  Effective October 13,

1999, Bright and defendants Sprint Spectrum, SprintCom, and WirelessCo entered into a Sprint PCS Management Agreement (“the Bright Management Agreement”).  Copies of the Bright Management Agreement and Schedule of Definitions are included as Exhibit J.  Bright’s service area consists of portions of Ohio, Indiana and Michigan (the “Bright Service Area”).

34.                                 There are five addenda to the Bright Management Agreement.  The most recent pertinent addenda are Addendum IV and Addendum V.  A copy of Bright Addendum IV is included as Exhibit K, and a copy of Bright Addendum V is included as Exhibit L.

35.                                 Summary of Management Agreements.  In exchange for the promises made to Sprint and the enormous investment that the Affiliates were required to make to build out their respective portions of the Sprint wireless network, the Affiliates each bargained for and obtained the right to be the exclusive manager and operator within their service areas.  Plaintiff iPCS Wireless also obtained an express commitment that Sprint or its Related Parties would not compete against iPCS Wireless by offering Sprint PCS products and services within its service area.  Sprint has acknowledged that Bright and Horizon enjoy the same protection.

36.                                 Reflecting the size and scope of the investment required from the Affiliates and the permanence of the anticipated relationship, each Management Agreement has a 50-year term:  a 20-year base term with three renewals for 10 years each.

37.                                 The Management Agreements require, among other things, that the Affiliates:

•                                          design, construct and manage a wireless services network according to Sprint’s standards in their respective service area;

•                                          offer and promote various Sprint wireless products and services;

•                                          manage that portion of the Sprint customer base that has wireless telephone numbers assigned to their service areas;

•                                          adhere to various requirements established by Sprint related to marketing, promotion, and distribution of Sprint wireless products and services; and

•                                          obtain Sprint’s approval for pricing plans to be offered to consumers for Sprint wireless products and services.

Except for limited facilities that were acquired from Sprint, there were no facilities, equipment or other network infrastructure in place in the Affiliates’ exclusive territories at the time that they became Sprint Affiliates.  The Affiliates thus committed to finance, design and construct virtually all of the network infrastructure from the ground up.

38.           Section 2.3 of the iPCS Wireless Management Agreement, as amended, provides:

[iPCS Wireless] will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will directly or indirectly own, operate, build or manage another wireless mobility communications network or sell Sprint PCS Products and Services in the Service Area so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that:

(a) Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

(b) A reseller of Sprint PCS Products and Services may sell its products and services in the Service Area so long as such resale is not contrary to the terms and conditions of this agreement; and

(c) Sprint PCS and its Related Parties may engage in the activities described in Sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement.

Exhibit E, page 15.  Section 2.3 of the Horizon and Bright Management Agreements provides:

[Horizon/Bright] will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its

Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that:

(a) Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

(b) A reseller of Sprint PCS Products and Services may sell its products and services in the Service Area so long as such resale is not contrary to the terms and conditions of this agreement; and

(c) Sprint PCS and its Related Parties may engage in the activities described in Sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement.

Exhibit G, page 5 & Exhibit J, page 5.  None of the limited exceptions to the exclusivity provisions gives Sprint a right to compete against its Affiliates by selling Sprint wireless products and services through a wholly-owned subsidiary in the Affiliates’ exclusive Service Areas.

39.           Under the Management Agreements, Sprint is also bound by the implied covenant of good faith and fair dealing, which (among other things) prevents Sprint from taking actions that would impair the Affiliates’ rights under the Agreements.  Section 1.8 of each Affiliates’ Management Agreement expressly reiterates that “[e]ach party must perform its obligations under this agreement in a diligent, legal, ethical, and professional manner.”  Exhibit D, page 4; Exhibit G, page 4; Exhibit J, page 4.

40.           The Sprint PCS signatories to the Management Agreements merely hold wireless licenses and have no employees of their own.  Sprint Nextel Corporation employees are responsible for the administration of the Management Agreements with the Affiliates; Sprint Nextel Corporation satisfies the debts of the signatories to the contract under those Management

Agreements; and Sprint Nextel Corporation has assumed the responsibility of addressing the exclusivity obligations under those Management Agreements.  Through its actions, Sprint Nextel Corporation has assumed control over the implementation of the Management Agreements, has ratified the Agreements, is bound by those Agreements, and may not take action that impairs the Affiliates’ rights under those Agreements.

The Affiliates’ Reliance On Their Bargains With Sprint

41.           In accordance with, and, in reliance upon, their Agreements with Sprint, each Affiliate financed, designed, built and, ultimately, manages and operates a Sprint wireless services network and business in its exclusive territory.  Over the term of the Agreements, as required under those Agreements, with Sprint’s knowledge and at Sprint’s direction, the Affiliates have invested over $730 million in building wireless networks and related businesses based upon Sprint’s promises of territorial exclusivity.

42.           As the networks were being built and in the early days of operation, revenue was relatively small.  However, revenue generated from the Affiliates networks and related subscriber bases have increased significantly as the networks have been completed and channels of sales and distribution have been established.  As of July 31, 2009, the Affiliates had amassed over 710,000 subscribers in their service areas.

43.           Because the Affiliates must adhere to Sprint’s network specifications, and must operate their networks and businesses to be seamless parts of Sprint’s nationwide wireless network and business, the Affiliates rely on Sprint for the development of new products and the development or approval of new pricing plans.

44.           Sprint has received the benefit of its bargain with the Affiliates — expansion of the Sprint wireless network and business into remote areas, where returns on the required massive capital investments were uncertain.

45.           Further benefiting Sprint, Sprint keeps approximately eight percent of all of the Affiliates subscriber revenues before remitting the balance to the Affiliates.

46.           The Affiliates’ parent company, iPCS, Inc., is a publicly traded company and its equity and debt investors have also assessed its value in reliance on Sprint’s promise of territorial exclusivity and on Sprint’s continued commitment to the development of new technologies and new wireless products and services.

This Court Enjoins Sprint’s Previous Attempt To Compete Against iPCS Wireless

47.           The scheme challenged in this Complaint is, unfortunately, not the first time that Sprint has attempted to compete against its Affiliates, break its contractual promises, and destroy the Affiliates’ contract rights.  In fact, it is at least the third such attempt by Sprint in four years.  In December 2004, Sprint announced that it had agreed to merge with Nextel, which was (and is) one of the Affiliates’ chief competitors.  Sprint planned to use the Nextel network and business to compete against its Affiliates in their exclusive territories.

48.           Shortly before Sprint consummated the merger, iPCS Wireless filed suit in this Court on July 15, 2005 for declaratory and injunctive relief (“the Nextel Litigation”).

49.           Throughout the Nextel Litigation, Sprint argued that its merger and acquisition of Nextel did not violate Section 2.3 of the iPCS Wireless Management Agreement.  Sprint’s theory was that the exclusivity afforded to iPCS Wireless did not confer rights beyond the 1900 Megahertz spectrum range (the radio frequency used by iPCS Wireless, its fellow Affiliates, and the nationwide Sprint network), so that Sprint was free to compete against and destroy iPCS Wireless by using the Nextel network, which operates in the 800 Megahertz spectrum range.

50.           After a 25-day bench trial (in which the Court heard testimony from 11 witnesses and received into evidence over 330 exhibits and designations from some 55 deposition transcripts), the Court agreed with iPCS Wireless that the iPCS Wireless Management Agreement did not permit Sprint to compete against its Affiliate iPCS Wireless.  Exhibit A, pages 2-3.  The Court explained that Sprint’s actions would defeat the Agreements’ purpose, as iPCS Wireless “would never have spent over $300,000,000 in construction costs unless it was assured that there would be no competition from [Sprint] in the service area.”  Id. at 2.  Likewise, the Court reasoned, “Sprint could not realistically believe that affiliates or investors would have supported the affiliate program” if Sprint were allowed to operate a competing network.  Id. at 3.  The Court also noted the testimony of a Sprint witness “that Sprint did not expect to compete with the affiliates when it entered into the . . . Agreements.”  Id.

51.           The Court recognized that the wireless industry is “constantly evolving,” and that it faced the prospect of being “continuously called upon to determine if a new activity” by Sprint “constitutes a forbidden competition.”  Exhibit A, pages 5-6.  In an attempt to avoid having iPCS Wireless and the courts “continuously supervise the operations of a multi-billion dollar corporation” — Sprint — in order to prevent further breaches (Ex. A, page 5), the Court’s judgment directed Sprint and those acting in concert with Sprint to “cease owning, operating, and managing the Nextel wireless network in [iPCS Wireless’s] Service Area” within 180 days (Exhibit B).

52.           Sprint appealed from the Court’s judgment.  After full briefing, a round of supplemental briefs, and oral argument, the Appellate Court issued a unanimous 29-page Order affirming the Court’s judgment.  Exhibit C.  The Appellate Court stated that the Nextel products would be covered by the definition of “Sprint PCS Products and Services” under the Management Agreement.  Id. at 19.  The Appellate Court upheld this Court’s conclusion that Sprint breached the iPCS Wireless Management Agreement by competing against its Affiliate iPCS Wireless, finding the Court’s conclusion consistent with “the manifest weight of the evidence.”  Id. at 22.

53.           As an added, independent ground for affirmance, the court also held that Sprint “violate[d] [its]implied duty of good faith and fair dealing.”  Id. at 23.  Sprint “induc[ed] iPCS and the other potential affiliates to become affiliates with the promise of exclusivity only to change the parameters of the relationship” by competing against iPCS Wireless in its service area.  Id.

54.           Turning to the remedy, the Appellate Court held that this Court “did not err when it . .. . ordered the divestiture of the defendants’ holdings in the service area.”  Id. at 2.  It agreed with this Court’s finding that the harm to iPCS Wireless from Sprint’s breach would be “incalculable” and thus irreparable at law.  Id. at 27.  As the Appellate Court explained, competition from Sprint “necessarily constitute[s] a loss to iPCS because potential customers are diverted or potentially diverted from iPCS.”  Id.

55.           Sprint petitioned the Illinois Supreme Court for leave to appeal on May 5, 2008.  iPCS Wireless filed an Answer opposing that petition, and the Supreme Court denied leave to appeal on September 24, 2008.  Sprint moved for leave to move for reconsideration of this Court’s remedy, but expressly disclaimed any further challenge to the substantive contract rulings of this Court and the Appellate Court.  On reconsideration, the Supreme Court again denied leave to appeal on November 12, 2008.  The Supreme Court issued an order directing this

Court to extend the time for Sprint to comply with the judgment, but left intact the rulings of this Court and the Appellate Court on the merits.  This Court entered an order implementing the mandates of the Supreme Court and the Appellate Court on January 30, 2009.  The order requires Sprint to cease owning, managing and owning the Nextel wireless network in iPCS Wireless’s service area by January 25, 2010.

56.           Before, during, and after trial and Sprint’s unsuccessful appeals, and even after the Court issued its order implementing the mandate of the Supreme Court, Sprint has continued to use the Nextel network to unlawfully compete against iPCS Wireless in iPCS Wireless’s exclusive service area.  Sprint even expanded the products and services it offers over the Nextel network when it began offering competing wireless products and services on prepaid pricing plans under the name “Boost” in iPCS Wireless’s territory.

Sprint Attempts To Compete Again: The Clearwire Transaction

57.           Unfazed by this Court’s judgment and the Appellate Court’s ruling in the Nextel Litigation, on May 7, 2008, and without advance notice to the Affiliates, Sprint announced to the press that it had reached agreement with Clearwire Corporation and several industry giants (such as cable behemoth Comcast) to launch a new nationwide network, including in the Affiliates’ exclusive territories, using a technology known as “WiMax.”  Sprint retained a majority ownership interest — approximately 51 percent — in the new network (“New Clearwire”).

58.           Sprint’s New Clearwire network offers wireless products and services that compete directly against wireless products and services that the Affiliates offer — and that the Affiliates have spent substantial sums of money, at Sprint’s urging, to offer, promote, and sell.  However, the wireless products and services offered by Sprint through New Clearwire have a significant competitive advantage over the wireless products and services presently offered by the Affiliates, in that the New Clearwire network offers significantly faster transmission speeds than the Affiliates’ networks.

59.           The Affiliates filed suit in this Court on May 12, 2008 for declaratory and injunctive relief relating to the Clearwire Transaction. iPCS Wireless, Inc., et al., v. Sprint Nextel Corporation, et al., No. 08 CH 17217 (“the Clearwire Litigation”).

60.           On December 30, 2008, Judge Pantle of this Court granted partial summary judgment for iPCS Wireless, finding that collateral estoppel applied to two issues that had been decided in the Nextel Litigation.  Judge Pantle held that “the issue of whether [iPCS’] exclusivity rights are limited to the 1900 Megahertz spectrum range has been resolved: iPCS’ exclusivity rights are not limited to the 1900 Megahertz range.” Exhibit M, page 4.  The Court further held that “the issue of whether Sprint and those acting in concert with it may compete against iPCS in its territory was also resolved: Sprint and those acting in concert with it may not compete against iPCS in iPCS’ exclusive service areas.”  Id.  Judge Pantle explained that “[t]he decision in the 2005 case was not limited to only the Sprint-Nextel merger as Judge Quinn made it clear that the parties bargained for an overall prohibition of any competing wireless operation.”  Id.

61.           Pursuant to the Court’s entry of partial summary judgment in favor of iPCS Wireless, Sprint is not permitted to relitigate (1) whether Section 2.3 of the Management Agreement extends beyond the 1900 Megahertz spectrum range and (2) whether Sprint and those acting in concert with it may compete with iPCS Wireless in its service area.  Exhibit M, page 7.

62.           Judge Pantle did find that genuine issues of material fact exist as to the following issues: whether New Clearwire is a “Related Party” within the meaning of the Management Agreement, whether Sprint controls New Clearwire within the meaning of the Management Agreement, whether the protections of the exclusivity agreement extend beyond the situation in which Sprint acts through a Related Party, and who constitutes “those acting in concert” with Sprint.  Id.  As described below, none of these issues exists with respect to the Virgin Mobile Transaction challenged in this Complaint.

Sprint’s Latest Scheme To Compete Against Its Affiliates

63.           Still unwilling to heed its Agreements or the rulings of the Illinois courts, on July 28, 2009, Sprint announced to the press that it had entered into a definitive transaction agreement to acquire another competitor of the Affiliates, Virgin Mobile.  Pursuant to the transaction, Sprint will own 100 percent of Virgin Mobile.

64.           Virgin Mobile currently operates as a mobile virtual network operator, commonly referred to as an “MVNO” or a “reseller.”  An MVNO does not own or operate a physical network.  For instance, an MVNO does not own radio spectrum or any of the other components of network (e.g., cell cites, switches, or towers) necessary to provide wireless communications services to consumers.  Rather, an MVNO buys wireless communications services (e.g., minutes, texts and data) on a wholesale basis from a facilities-based provider and then resells those services to the public under its own brand.  In this case, Virgin Mobile currently buys minutes, texts and data on a wholesale basis from Sprint and resells those services to the public under the Virgin Mobile brand.

65.           Virgin Mobile is the second largest MVNO operating in the United States, serving nearly 5 million customers as of June 30, 2009.

66.           Virgin Mobile offers wireless services, including voice, data, and entertainment content, over the 1900 Megahertz spectrum range using the nationwide Sprint PCS network, including the Affiliates’ portions of that network in their exclusive territories, under the terms of an agreement between Virgin Mobile and Sprint.  Virgin Mobile offers these services under

“prepaid” or “pay-as-you-go” pricing plans (where the customer pays in advance to buy wireless service for a given period or usage amount) and “postpaid” pricing plans (where the customer uses services and then pays a bill, usually monthly, for his or her usage).

67.           Virgin Mobile currently controls all customer “touch points” — including brand image, website, retail merchandising, product and service pricing, mobile content, marketing, distribution and customer care.

68.           Upon consummation of the Virgin Mobile Transaction, Virgin Mobile will be 100 percent owned by Sprint.  Thus, Virgin Mobile will no longer be an MVNO, nor will it truly “buy” wireless services from Sprint or “resell” those services.  Instead, Virgin Mobile will be Sprint.

69.           Therefore, immediately upon closing, Sprint will yet again compete directly with its Affiliates — this time under the Virgin Mobile brand.  Sprint will offer products and services over the 1900 Megahertz spectrum range in the Affiliates’ service areas that compete directly against products and services that the Affiliates offer — and that the Affiliates have spent substantial sums of money, at Sprint’s urging, to offer, promote, and sell.  In addition, immediately upon closing, Sprint itself will be managing a significant portion of the customer base that is assigned to the Affiliates’ service areas — the customers that belonged to Virgin Mobile.

70.           Even worse, Sprint plans to use the Affiliates’ own networks — the networks the Affiliates spent several years and hundreds of millions of dollars developing and building in their exclusive territories — to compete against the Affiliates in their territories.

71.           According to its August 10, 2009 SEC filing, Virgin Mobile bills itself as a leading national provider of wireless services under prepaid pricing plans targeted at the youth market.  Virgin Mobile’s prepaid product and service offerings have no annual contract or credit check and they attract a wide range of customers, approximately half of whom are under the age of 35.  Their prepaid broadband product and service plans allow Virgin Mobile customers access to wireless Internet service without an annual contract, monthly subscription or activation fee.

72.           The prepaid segment of the wireless communications industry is rapidly growing.  Yet Sprint has prevented the Affiliates from offering a prepaid plan of their own, thereby preventing the Affiliates from matching or beating Virgin Mobile’s current prepaid offerings and forcing the Affiliates to compete with one hand tied behind their backs against a competitor — Sprint — who will use the Affiliates’ own network, has and will have access to the Affiliates’ sensitive business information including confidential customer information, and has substantial control over the Affiliates’ businesses.

73.           In connection with its announcement of the Virgin Mobile Transaction, Sprint told the public that it is committed to adding prepaid customers and that its acquisition of Virgin Mobile will provide Sprint with the resources and opportunities to compete more aggressively.

74.           According to its September 3, 2009 SEC filing, Sprint stated that it expects the Virgin Mobile Transaction to result in various benefits to Sprint, including, among other things, strengthening Sprint’s position in the prepaid segment; enhancing cross-selling of the full suite of Sprint products and services across a larger target audience; savings or “synergies” from general and administrative cost reductions; operational efficiencies; and streamlined distribution. Sprint also stated that it expects that as customers choose to move from postpaid to prepaid (or vice versa), its acquisition of Virgin Mobile will provide a greater opportunity to move customers between the Sprint brand and the Virgin Mobile brand.

75.                                 Upon consummation of the Virgin Mobile Transaction, Sprint will offer wireless products and services in the Affiliates’ territories under low-price prepaid pricing plans using the Virgin Mobile brand.  Upon closing, those Virgin Mobile prepaid offerings (as well as the postpaid offerings) will be “Sprint PCS Products and Services” as that term is defined in the Management Agreements.  Thus, Sprint will be offering Sprint PCS Products and Services in competition with the Affiliates in their exclusive territories, using the Affiliates’ own network to compete with them.  Such conduct compounds the competitive harm to the Affiliates because Sprint has unreasonably prevented the Affiliates from offering these products and services under competitive prepaid pricing plans of their own.

76.                                 Having given the Affiliates the right and the obligation to be and act as Sprint in their exclusive territories, and having induced the Affiliates to undertake the massive financial commitment and investment in building and managing the Sprint network in those areas, Sprint cannot take actions that injure the Affiliates’ rights, either directly or indirectly, by itself or in concert with others.

77.                                 Sprint’s attempt to compete against its Affiliates will breach its agreements with the Affiliates.  Indeed, Sprint has repeatedly acknowledged that it cannot compete with its Affiliates on the 1900 Megahertz spectrum range.  Throughout the Nextel Litigation, Sprint argued that the exclusivity rights afforded to iPCS Wireless under Section 2.3 of the Management Agreement were limited to the 1900 Megahertz spectrum range.  Sprint took the exact same position regarding the Horizon and Bright agreements in litigation in Delaware relating to the Nextel merger.  Horizon Personal Communications, Inc., et al. v. Sprint Corp. at al., C.A. No. 1518-N.  Sprint conceded repeatedly that it could not compete with Horizon and

Bright by using the 1900 Megahertz spectrum range or offering products and services that work on that frequency.

78.                                 Moreover, Sprint will violate this Court’s prior ruling with respect to the iPCS Wireless agreement.  The Court expressly held that Sprint and iPCS Wireless bargained for an overall prohibition of any competing wireless operation in the iPCS Wireless service area.  That ruling was unanimously affirmed by the Appellate Court, and left intact by the Supreme Court.  In fact, before the Supreme Court, Sprint expressly withdrew its challenge to this Court’s contract ruling.

79.                                 The factual issues identified in the Clearwire Litigation – whether Sprint controls or is acting in concert with New Clearwire – are not presented here.  Here, Sprint will own 100 percent of Virgin Mobile.  Thus, Virgin Mobile will be Sprint.

Confidential Information

80.                                 Under the Management Agreements, Sprint has access on an ongoing basis to competitively sensitive and highly confidential information concerning virtually every aspect of the Affiliates’ businesses.  This information concerns not only the past and present results of the Affiliates’ businesses, but also the Affiliates’ business and marketing plans for the future.

81.                                 The confidential information that Sprint has access to includes detailed information concerning customers, pricing, billing, product-development, marketing, advertising, rate-plan, network-operations, technical-performance, and costs; build-out and other business plans; and details concerning each and every one of the Affiliates’ individual customers.

82.                                 Sprint also has ongoing access to the Affiliates’ sensitive business information through various services that the Affiliates purchase from Sprint.  For example, Sprint provides customer billing and “customer care” services to the Affiliates and, accordingly, has continuous and direct contact with the Affiliates’ customers and access to all details of the Affiliates’ current and future pricing and rate-plans.

83.                                 In short, Sprint has an insider’s view of the Affiliates’ businesses.

84.                                 Virgin Mobile does not have access to this information today.

85.                                 In allowing Sprint to have access to its highly sensitive information, the Affiliates rely on the exclusivity provisions in the Management Agreements which prevent Sprint from competing against the Affiliates, and thus prevent Sprint from using the Affiliates’ confidential information against them.

86.                                 The Affiliates also rely on the confidentiality provisions in the Management Agreements which provide that each party to the Management Agreement is required for three years after termination of the contract to “keep confidential, not disclose to others and use only for the purposes authorized in this agreement, all Confidential Information disclosed by the other party to the party in connection with this agreement….”  Exhibit D, page 43; Exhibit G, page 42; Exhibit J, page 43.

87.                                 After the Virgin Mobile Transaction closes, Sprint will have ongoing access, as Sprint currently does, to confidential and highly sensitive information concerning the Affiliates’ past and present operations, as well as to the Affiliates’ business strategies and plans for the future.

88.                                 Sprint’s access to and use of the information in order to direct competing operations in the Service Areas will violate Section 12.2(a) and will inflict on the Affiliates a competitive injury that cannot be undone or adequately remedied at law.

Adverse Consequences to Plaintiffs

89.                                 Through its acquisition of Virgin Mobile, Sprint will be in competition with the Affiliates in their exclusive service areas, causing the Affiliates an injury for which no adequate remedy is available at law – harm to their competitive position.  Moreover, Sprint successfully argued in the Clearwire Litigation that a limitation of liability provision in the Affiliates’ Management Agreements precludes recovery of special, indirect, incidental, exemplary, consequential or punitive damages or loss of profits.

90.                                 The Affiliates have spent a decade and hundreds of millions of dollars developing the Sprint wireless networks and their customer bases in their exclusive territories, in reliance on exclusivity promises from Sprint.  The premise of iPCS’s entire business is based on its alignment with Sprint and Sprint’s nationwide network.  The Virgin Mobile Transaction will undermine the alignment of interests between iPCS and Sprint.  Sprint will compete against iPCS, will have the incentive to steer customers to its wholly-owned subsidiary, Virgin Mobile, and will deprive iPCS of its right to be the exclusive manager and operator with respect to Sprint PCS Products and Services in its service area.  Moreover, the Affiliates will be harmed by the injury to their competitive position in the marketplace, the destruction of their opportunity to market unique products, and the injury to the goodwill they enjoy from customers as a result of their exclusive contractual arrangements with Sprint.

91.                                 The Affiliates will also be harmed by Sprint’s use of the Affiliates’ highly sensitive and confidential internal business information to compete against the Affiliates.  Disclosure of this information to Sprint personnel involved in either the management or operations of the former Virgin Mobile operations in the Affiliates’ Service Areas will inflict on the Affiliates a competitive injury that cannot be undone or adequately remedied at law.

Further, Sprint will have an incentive to steer customers to its wholly-owned subsidiary, Virgin Mobile, over the Affiliates.  Sprint will retain the vast majority of the revenue derived from the former Virgin Mobile operations whereas it only receives 8% of the revenue derived from the Affiliates.

COUNT I – DECLARATORY JUDGMENT

92.                                 Plaintiffs restate the allegations in paragraphs 1 through 91 for their paragraph 92.

93.                                 The Management Agreements are valid and enforceable agreements.  The Affiliates have performed all of their obligations under the Management Agreements.

94.                                 Pursuant to Section 2.3 of the Management Agreements, the implied and express covenants of good faith and fair dealing in those Agreements, and the ruling of this Court, the Affiliates have a clearly ascertainable right and a protectable interest in not having Sprint compete against the Affiliates.  Pursuant to Section 12.2 of the Management Agreements, the Affiliates have a clearly ascertainable right and protectable interest in not having their confidential information disclosed to Sprint personnel involved in either the management or operations of the former Virgin Mobile operations in the Affiliates’ Service Areas.  Further, the Affiliates have a clearly ascertainable right and protectable interest against having their contractual rights impaired by Sprint.

95.                                 There is an actual and justiciable controversy between the Affiliates and Sprint regarding the Affiliates’ rights under the Management Agreements.  Sprint’s consummation of the Virgin Mobile Transaction, and its plan to compete against its Affiliates in their exclusive territories, will violate the Affiliates’ contractual rights.  In addition, Sprint’s disclosure of the Affiliates’ confidential information to personnel involved in Virgin Mobile’s operations and Sprint’s use of that confidential information to direct competing operations in the Service Areas will violate the Affiliates’ contractual rights.  Resolution of this dispute will aid in the termination of the controversy in that the parties will have a clear understanding of what their rights are with respect to the Virgin Mobile Transaction.

WHEREFORE, Plaintiffs pray that judgment be entered in their favor and against defendants as follows:

1.                                       Enter a declaratory judgment in favor of the Affiliates’ that Sprint’s consummation of the Virgin Mobile Transaction, and its plan to compete against its Affiliates in their exclusive territories, breach the Affiliates’ Management Agreements;

2.                                       Enter a declaratory judgment in favor of the Affiliates that Sprint’s disclosure of the Affiliates’ confidential business information to any person involved in either the management or operations of the former Virgin Mobile operations in the Affiliates’ Service Areas, and Sprint’s use of that confidential information to direct competing operations in the Service Areas, breach the Affiliates’ Management Agreements;

3.                                       Award the Affiliates their costs and legal fees; and

4.                                       For such other and further relief as justice requires.

COUNT II - INJUNCTION

96.                                 Plaintiffs restate the allegations in paragraphs 1 through 95 for their paragraph 96.

97.                                 The Management Agreements are valid and enforceable agreements.  The Affiliates have performed all of their obligations under the Management Agreements.

98.                                 Pursuant to Section 2.3 of the Management Agreements, the implied and express covenants of good faith and fair dealing in those Agreements, and the ruling of this Court, the

Affiliates have a clearly ascertainable right and a protectable interest in not having Sprint compete against the Affiliates.  Pursuant to Section 12.2 of the Management Agreements, the Affiliates have a clearly ascertainable right and protectable interest in not having their confidential information disclosed to Sprint personnel involved in either the management or operations of the former Virgin Mobile operations in the Affiliates’ Service Areas.  Further, the Affiliates have a clearly ascertainable right and protectable interest against having their contractual rights impaired by Sprint.

99.                                 As set forth above, Sprint has committed an anticipatory breach of the Management Agreements and will be in breach of the Management Agreements upon consummation of the Virgin Mobile Transaction.

100.                           There is no adequate remedy at law for Sprint’s breaches of the Management Agreements.

WHEREFORE, Plaintiffs pray that judgment be entered in their favor and against defendants as follows:

1.                                       Enter a permanent injunction that enjoins Sprint and those acting in concert with it from (a) consummating the Virgin Mobile Transaction until that Transaction has been modified to comply with the Affiliates’ Management Agreements, including without limitation, until the Transaction has been modified to comply with the Affiliates’ contractual right under the Management Agreements to receive 92% of the revenues from sales of Sprint PCS Products and Services (the Virgin Mobile branded prepaid and postpaid offerings); (b) competing against the Affiliates in their service areas; (c) disclosing the Affiliates’ confidential business information to any person or entity involved in the operation of Virgin Mobile’s business in the Affiliates’ Service Areas; and (d) using the Affiliates’ confidential information to direct competing operations in the Service Areas; and

2.                                       Award the Affiliates their costs and legal fees; and

3.                                       For such other and further relief as justice requires.

COUNT III – DECLARATORY JUDGMENT

101.                           Plaintiffs restate the allegations in paragraphs 1 through 100 for their paragraph 101.

102.                           The Management Agreements are valid and enforceable agreements.  The Affiliates have performed all of their obligations under the Management Agreements.

103.                           The Management Agreements expressly contemplate a 50-year term – a mandatory 20-year base term plus three ten-year renewals – in the dynamic industry of wireless communications.  The ongoing development of new products, services, and technologies is critical to the fulfillment of the contractual term.

104.                           The Affiliates, like all wireless communications providers, require technological upgrades and new product offerings to remain competitive and viable.  Such advances and new product offerings are integral to the Affiliates’ contractual right and obligation to act as – and effectively be – Sprint in their assigned exclusive territories.  In selling the Affiliate program to the Affiliates and their prospective lenders and investors, Sprint expressly assured them that the Affiliates would benefit from and have access to Sprint’s new product development.

105.                           Moreover, the Agreements contemplate and provide for the development and implementation of new products and services by Sprint.  They require the Affiliates to offer for sale, promote and support all “Sprint PCS Products and Services,” which are defined as “all types and categories of wireless communications services and associated products that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, Manager, and all Other Managers as the products and services of the Sprint PCS Network.”  Exhibit D, Schedule of Definitions, pages 11-12; Exhibit G, Schedule of Definitions, page 11; Exhibit J, Schedule of Definitions, pages 11-12.

106.                           The Management Agreements also require the Affiliates to sell Sprint wireless products and services at prices and terms set nationally by Sprint, and to obtain Sprint’s approval for any different pricing plans or terms to be offered on a regional basis by the Affiliates on Sprint wireless products and services.

107.                           The prepaid segment is one of the greatest areas of growth in the wireless communications industry.  The growth and future health of the Affiliates’ businesses depends on, in large measure, being able to offer prepaid wireless products and services.  As a result, over the past two years, the Affiliates have repeatedly asked Sprint to allow them to offer prepaid wireless products and services.

108.                           Sprint has also recognized the importance of the prepaid market.  Indeed, in connection with its announcement of the Virgin Mobile Transaction, Sprint told the public that prepaid is growing at an unprecedented rate and that Sprint is committed to growing its prepaid business.  Furthermore, Sprint already sells Boost branded prepaid products and services over the Nextel network, including in the Affiliates’ service areas.

109.                           In March 2008, Sprint committed to use commercially reasonable efforts to allow the Affiliates to sell Boost branded prepaid products and services over their portions of the Sprint network.  Exhibit F, pages 4-5; Exhibit I, pages 4-5; Exhibit L, pages 4-5.  In the event that the parties were unable to agree on the terms and conditions under which the Affiliates would sell the Boost branded prepaid offering, Sprint agreed to allow the Affiliates to market and sell an independent prepaid plan in their service areas.  Id.

110.                           However, Sprint failed to make commercially reasonable efforts to allow the Affiliates to sell Boost branded prepaid products and services over their portions of the Sprint network.  Furthermore, Sprint has unreasonably prevented the Affiliates from offering their own prepaid wireless products and services at prices and terms that are competitive with either Virgin Mobile’s current prepaid offering or the Boost branded prepaid products and services that Sprint offers over the Nextel network.

111.                           As a result of Sprint’s unreasonable conduct, the Affiliates are currently only permitted to offer Virgin Mobile branded prepaid products and services in their territories.  The Affiliates currently sell Virgin Mobile products and services out of their retail stores in their territories in accordance with the Management Agreements.  While the Affiliates receive 92% of the revenues generated from the sale of Sprint PCS Products and Services under the Management Agreements, the Affiliates do not receive 92% of the revenues generated from sales of Virgin Mobile products and services.  Instead, the Affiliates are only paid for voice and data usage by Virgin Mobile’s customers.  Furthermore, the Affiliates do not control the marketing or promotions, advertising, or pricing plans for Virgin Mobile’s prepaid products and services.

112.                           Upon consummation of the Virgin Mobile Transaction, the Virgin Mobile prepaid offerings (as well as the postpaid offerings) will be “Sprint PCS Products and Services” as that term is defined in the Management Agreements.  Therefore, immediately upon closing, Sprint will be offering Sprint PCS Products and Services in the Affiliates’ territories using the Affiliates’ portions of the Sprint network in violation of the Management Agreements.

113.                           Worse, Sprint plans to deprive the Affiliates of their right to receive 92% of the revenues from sales of these Sprint PCS Products and Services (the Virgin Mobile branded prepaid and postpaid offerings) in violation of the Management Agreements.

114.                           The Affiliates have a clearly ascertainable right and protectable interest against having their contractual rights impaired by Sprint.

115.                           There is an actual and justiciable controversy between the Affiliates and Sprint regarding the Affiliates’ rights under the Management Agreements.  Sprint’s plan to deprive the Affiliates of their right to receive 92% of the revenues from sales of Sprint PCS Products and Services (the Virgin Mobile branded prepaid and postpaid offerings) violates the Affiliates’ contractual rights.  Resolution of this dispute will aid in the termination of the controversy in that the parties will have a clear understanding of what their rights are with respect to the Virgin Mobile Transaction.

WHEREFORE, Plaintiffs pray that judgment be entered in their favor and against defendants as follows:

1.                                       Enter a declaratory judgment in favor of the Affiliates that Sprint’s failure to use commercially reasonable efforts to allow the Affiliates to sell Boost branded prepaid products and services over their portions of the Sprint network, its unreasonable refusal to permit the Affiliates to offer their own prepaid wireless products and services, and its plan to deprive the Affiliates of their contractual right to receive 92% of the revenues from sales of Sprint PCS Products and Services (the Virgin Mobile branded prepaid and postpaid offerings), breach the Affiliates’ Management Agreements.

2.                                       Award the Affiliates their costs and legal fees; and

3.                                       For such other and further relief as justice requires.

COUNT IV – INJUNCTION

116.                           Plaintiffs restate the allegations in paragraphs 1 through 115 for their paragraph 116.

117.                           The Management Agreements are valid and enforceable agreements.  The Affiliates have performed all of their obligations under the Management Agreements.

118.                           The Affiliates have a clearly ascertainable right and protectable interest against having their contractual rights impaired by Sprint.

119.                           Sprint’s plan to deprive the Affiliates of their right to receive 92% of the revenues from sales of Sprint PCS Products and Services (the Virgin Mobile branded prepaid and postpaid offerings) will violate the Affiliates’ contractual rights.

120.                           As set forth above, Sprint has committed an anticipatory breach of the Management Agreements and will be in breach of the Management Agreements upon consummation of the Virgin Mobile Transaction.

121.                           There is no adequate remedy at law for Sprint’s breaches of the Management Agreements.

WHEREFORE, Plaintiffs pray that judgment be entered in their favor and against defendants as follows:

1.                                       Enter a permanent injunction that enjoins Sprint and those acting in concert with it from (a) consummating the Virgin Mobile Transaction until that Transaction has been modified to comply with the Affiliates’ Management Agreements, including without limitation, until the Transaction has been modified to comply with the Affiliates’ contractual right under the Management Agreements to receive 92% of the revenues from sales of Sprint PCS Products and Services (the Virgin Mobile branded prepaid and postpaid offerings); and (b) selling any Virgin Mobile prepaid or postpaid offerings in the Service Area;

2.                                       Award the Affiliates their costs and legal fees; and

3.                                       For such other and further relief as justice requires.

Dated: September 10, 2009	Respectfully submitted,

	By:	/s/ Ellen M. Carey

John M. Touhy

Michael K. Forde

Jonathan L. Lewis

Ellen M. Carey

Ethan A. Hastert

MAYER BROWN LLP

71 South Wacker Drive

Chicago, IL  60606-3441

(312) 782-0600

(312) 701-7711 – Facsimile

Firm I.D. 43948

Attorneys for Plaintiffs

iPCS Wireless, Inc.,

Horizon Personal Communications, Inc., and

Bright Personal Communications Services, LLC